Exhibit 10.2

LOCK-UP AGREEMENT

TriSalus Life Sciences Inc.

6272 W 91st Ave.

Westminster, CO 80031

Re:	Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger, dated as of November 11, 2022 (the “Merger Agreement”), entered into by and among MedTech Acquisition Corporation, a Delaware corporation (“Parent”), MTAC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and TriSalus Life Sciences, Inc. (the “Company”), pursuant to which, at the Closing, Parent will acquire 100% of the outstanding equity and equity equivalents of the Company. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce Parent to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (each, a “Restricted Securityholder”, and collectively, the “Restricted Securityholders”) hereby agrees with Parent as follows:

1. Subject to the exceptions set forth herein, the Restricted Securityholder agrees not to, without the prior written consent of the board of directors of the Parent, on and following the Closing: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of the Parent’s common stock, par value $0.0001 per share (“Parent Common Stock”), held by it as of the Closing, any shares of Parent Common Stock issuable upon the exercise of options or warrants to purchase shares of Parent Common Stock held by it as of the Closing, or any securities convertible into or exercisable or exchangeable for Parent Common Stock held by it as of the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Parent Common Stock or securities convertible into or exercisable or exchangeable for Parent Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earliest of 11:59 p.m. (Eastern Time) on (x) the date that is three hundred and sixty five (365) days after the Closing, (y) such date following the Closing that the closing price of Parent Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any period of thirty (30) consecutive trading days commencing at least one hundred and fifty (150) days following the Closing Date and (z) the date following the Closing on which Parent consummates a liquidation, merger, tender offer, capital stock exchange or other similar transaction that results in all of the stockholders of Parent having the right to exchange their shares of Parent Common Stock for cash, securities or other property (the period between the Closing Date and such earliest date, the “Lock-up Period”).

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	transfers of any shares of the Parent Common Stock or other securities acquired as part of the PIPE Investment or issued in exchange for, or on conversion of or exercise of, any securities issued as part of the PIPE Investment;

(ix)	transactions relating to Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(x)	the exercise of any options or warrants to purchase Parent Common Stock or the vesting of stock awards of Parent Common Stock and any related transfer of shares of Parent Common Stock in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or to satisfy tax withholding obligations pursuant to Parent’s or Parent’s subsidiaries’ equity incentive plans or arrangements due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of the shares of Parent Common Stock subject to such options, warrants or stock awards, it being understood that all shares of Parent Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period;

(xi)	Transfers to Parent pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Parent or forfeiture of the Restricted Securityholder’s Parent Common Stock or other securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with the termination of the Restricted Securityholder’s service to Parent;

(xii)	the entry, by the Restricted Securityholder, at any time after the Closing, of any trading plan providing for the sale of Parent Common Stock by the Restricted Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that (a) such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-Up Period and (b)(x) no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of the Restricted Securityholder or the Company regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period; and

(xiii)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Restricted Securityholder (or its direct or indirect owners) arising from a change in the Code or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Transactions from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the Transactions.

provided, however, that in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement with Parent, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Restricted Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Restricted Securityholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

3. The Restricted Securityholder hereby represents and warrants that such Restricted Securityholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Restricted Securityholder, enforceable in accordance with its terms. Upon request, the Restricted Securityholder will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the Restricted Securityholder shall be binding upon the successors and assigns of the Restricted Securityholder from and after the date hereof. The Restricted Securityholder has independently evaluated the merits of its decision to enter into and deliver this Letter Agreement, and such Restricted Securityholder confirms that it has not relied on the advice of Parent, Parent’s legal counsel, or the Company or its legal counsel.

4. For the avoidance of doubt, each Restricted Securityholder shall retain all of its rights as a stockholder of the Parent with respect to the Parent Common Stock during the Lock-Up Period, including the right to vote any Parent Common Stock that are entitled to vote.

5. In furtherance of the foregoing, Parent, and any duly appointed transfer agent for the registration or Transfer of the securities described herein, are hereby authorized to decline to make any Transfer if such Transfer would constitute a violation or breach of this Letter Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-Up Period, each certificate or book-entry position evidencing the Parent Common Stock held by a Restricted Securityholder shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Restricted Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

8. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Letter Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Letter Agreement, and the performance of the obligations imposed by this Letter Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

9. Each party hereto submits to the exclusive jurisdiction of first, the Court of Chancery of the State of Delaware or if such court declines jurisdiction, then to any court of the State of Delaware or the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Letter Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Letter Agreement in any other courts. Nothing in this paragraph 9, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS LETTER AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS LETTER AGREEMENT. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10. The parties hereto agree that irreparable damage would occur in the event any provision of this Letter Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Letter Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement in the Court of Chancery or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds..

11. This Letter Agreement shall terminate on the earlier of (i) the termination of the Merger Agreement, (ii) the expiration of the Lock-Up Period and (iii) the liquidation of the Parent.

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Very truly yours,

(Name of Restricted Securityholder – Please Print)

(Signature)

(Name of Signatory if Restricted Securityholder is an entity – Please Print)

(Title of Signatory if Restricted Securityholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]

Acknowledged and Accepted by:

MEDTECH ACQUISITION CORPORATION

By:
Name:
Title:

TRISALUS LIFE SCIENCES INC.

By:

By:
Name:
Title:

MTAC Merger Sub, Inc.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]